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                                                                   EXHIBIT 15.1

                                                                    , 1996

The Board of Directors of

MoneyGram Payment Systems, Inc.

  We are aware of the inclusion in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-228) and related Prospectus of MoneyGram Payments System, Inc. of our report dated August 6, 1996 relating to the unaudited interim financial statements of MoneyGram Payments Systems, Inc. for the six-month period ended June 30, 1996.

  Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                          ERNST & YOUNG LLP

Denver, Colorado

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  The foregoing acknowledgement is in the form that will be signed upon the completion of the transactions and restatement of capital accounts described in Note 1 to the audited financial statements as of and for the year ended December 31, 1995 under the caption "Formation of the Company."

                                          ERNST & YOUNG LLP

Denver, Colorado

October 4, 1996